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                                                                   Exhibit 32.2


               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Horizon Medical Products, Inc. (the "Corporation") for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Corporate Controller and Principal Financial Officer of the Corporation, hereby certifies:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


/s/ Elaine Swygert
---------------------------------
Elaine Swygert
Corporate Controller and
Principal Financial Officer

November 14, 2003


         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Horizon Medical Products, Inc. and will be retained by Horizon Medical Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.